                                                                    EXHIBIT 10.1


THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

                          MASTER DISTRIBUTOR AGREEMENT

THIS AGREEMENT (hereinafter "Agreement"), is made as of the 27th day of January, 2003, by and between U.S. Foodservice, Inc., d/b/a U.S. Foodservice(TM), a Delaware corporation with its principal place of business located at 9755 Patuxent Woods Drive, Columbia, MD 21046, on its own behalf and on behalf of its subsidiaries and affiliates (hereinafter, "USF") and Rubio's Restaurant, Inc., a California corporation with its principal place of business located at 1902 Wright Place, Suite 300 - Carlsbad, CA 92008 (hereinafter, "Rubio's" or "Customer").

                                    RECITALS

A. Customer is the owner, operator, agent, or manager of certain facilities; and

B. Customer desires to designate a Master Distributor to perform a substantial portion of the purchasing, warehousing, and distribution functions for food and related non-food products for Customer; and

C. USF carries or is willing to carry certain products required by Customer; and

D. USF desires to perform the functions of purchasing, warehousing, and distributing certain products for and to Customer.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the agreements and promises herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. SUBJECT MATTER OF AGREEMENT. Customer hereby appoints USF as its Master Distributor and USF hereby accepts such appointment. In connection therewith, Customer agrees to purchase from USF, and USF agrees to purchase, warehouse, sell and distribute to Customer certain products in accordance with the terms and conditions contained herein. A summary of program assumptions ("Assumptions") used to create the Master Distributor Program as described herein and a list of Customer units to be serviced by USF are outlined on ATTACHMENT A. The service benefits defined for this program are automatically extended within the geographic distribution area of any USF distribution center outlined on Attachment A, provided all parameters and requirements of the program are met.

2.       PRODUCTS.

         a. Product Categories. Distributor shall supply Customer with items ordered by Customer which are within the categories of products listed below, and such additional categories of products as the parties may agree to in writing (collectively, "Specified Products"). With respect to the categories of products to be distributed to Customer, USF offers a wide variety of Private and Signature Brand Products that offer quality and value.

         b. Specified Products. USF will maintain an appropriate inventory of all Specified Products, including Proprietary Products (as defined below), under the following conditions:

                           i. Customer purchases from USF a minimum of [***] cases per week or [***] turns per year, per Distribution Center.

                           ii. A minimum of [***] days written notice is required for new products to be brought into USF inventory for distribution.

                           iii. Customer will notify USF at least [***] days in advance of special promotions that may cause unusual or excessive demand on inventory.

                           iv. If USF does not presently transact business with a supplier/packer designated by Customer, a complete Seller's Agreement from that supplier/packer is required before any product is brought into inventory. This process may take up to [***] days. The current insurance requirement under the Seller's Agreement of $[***] is intended to protect Customer and USF from costs associated with product defect and other third party acts or omissions.

                           v.       Customer's national contracts with
                                    manufacturers and manufacturer
                                    representatives will be honored by USF. As more specifically set forth in Section 4(f) below, under no circumstances will USF implement manufacturer deviated pricing without written confirmation from the specific manufacturer. If Customer has contracts with a given manufacturer for products not stocked by USF, Customer will give consideration to similar products stocked by USF, provided that the stocking manufacturer will equalize the pricing. Notwithstanding the foregoing, when the cost of products has been negotiated directly between Customer and vendors, such vendors may attempt to place specific performance parameters on USF. These may include, but are not limited to, payment terms, purchase quantity minimums, pick-up minimums and reporting requirements. As USF must manage its own negotiations with vendors to control inventories, warehouse and receiving efficiencies, USF will not accept, and shall in no event be required to accept, such conditions established by Customer specified vendors. USF retains exclusive responsibility for all in-bound logistics.

         c. Proprietary Products. For purposes of this Agreement, "Proprietary Products" are products that USF has in inventory, in transit or for which non-cancelable orders have been placed, that have been ordered, purchased, transferred or consigned for Customer's account, including without limitation, special order products, test products, menu special products, seasonal products, Customer label and non-Customer label products and other products brought into stock especially to service Customer's account, including requests from Customer units.

                           i.       USF recognizes Customer's need to
                                    differentiate, among other things, in theme, menu and products. While it is USF's desire to support Customer's needs in the product area, the combination of warehouse capacity restraints, freight scheduling, receiving dock congestion and other issues requires USF to charge the fee described below for any Proprietary Products beyond those items set forth below, carried for Customer's account:

Category                           # of Slots
--------                           -----------
Dry                                   [***]
Frozen                                [***]
Refrigerated                          [***]

                           Proprietary Products requiring USF to allocate warehouse slots in any USF distribution center in excess of those listed above will mutually agreed upon between Rubio's and USF.

                           ii. Customer and USF will mutually agree upon the disposition of Proprietary Products showing no movement for [***] days ("Dead Inventory") and Customer will be responsible for the disposition of the Proprietary Products that we agree to. If such Dead Inventory is not distributed within [***] days thereafter, at Customer's option (1) Customer shall purchase all such Dead Inventory or (2) advise USF how to dispose of such products with USF being reimbursed for any loss on the cost of said product that is returned to vendors or disposed of in any manner other than distribution through normal channels. If said product is distributed through normal channels, the normal mark-up will apply. Customer will be responsible for re-stocking charges or freight cost incurred in connection with Dead Inventory. If Dead Inventory is not disposed of within [***] days of being designated as such, USF will move the Dead Inventory to outside storage, with the cost of the outside storage being the responsibility of Customer.

                           iii. USF and Rubio's will mutually agree to Proprietary Products moving less than [***] cases per week ("Slow Inventory"). Customer shall have [***] days to increase movement of such Slow Inventory to [***] cases per week. If such movement does not occur, USF shall have the right not to stock any such Slow Inventory and Customer may use an alternative item stocked by USF or consider an alternative procurement option (e.g., Next Day Gourmet, direct shipping from manufacturer, etc.).

                           iv. In the event this Agreement is terminated for any reason, Customer agrees to purchase, or cause a third party to purchase, at full selling price, including the applicable fee per case and any additional surcharges incurred by USF, all Proprietary Products. The pick-up of these products, either by Customer or a third party (acceptable to USF) at Customer's direction, shall be within [***] days of termination date for all frozen and refrigerated products and within [***] days of termination date for all other products. Customer assumes responsibility for full payment to USF for all such products. Payment must be received by USF within [***] days of Agreement termination. USF may, at its option, elect to subtract payment from credits or allowance payments due to Customer from USF. In the event such product is not removed from USF within the prescribed time frames, Customer understands and agrees that USF will have the right to move such products to outside storage, with the cost of the outside storage being the responsibility of Customer, and Customer will continue to be responsible for the full payment for such product as stated above.

                  Customer will be required to complete the New Product/Special Order Notification and Agreement attached hereto as ATTACHMENT B for all Proprietary Products.

         d. Substitutions. In the event a Specified Product is out of stock or otherwise cannot be delivered to Customer as ordered, the following procedures shall be followed:

                           i.       All substitutions will be priced in
                                    accordance with the applicable fee per case and be of acceptable quality reasonably determined by Customer.

         e. Title and Risk of Loss. Title to all goods shall pass to Customer upon delivery to the receiving dock of Customer and acceptance by authorized signature, subject to rejection of certain items by notation on the invoice. All deliveries may be checked in jointly by the driver of the delivery vehicle and an authorized representative of Customer, both of whom shall note on the invoice any shortages and damaged or rejected goods. Customer shall have [***] from the time of delivery to notify USF (i) of any concealed damage or rejected goods or (ii) with respect to products not jointly checked in, of any shortages, damages, or rejected goods. USF shall ensure that all billings reflect all shortages and damaged or rejected goods noted on the invoice. Customer shall make arrangements through USF order department for any goods to be returned to USF. USF shall issue a receipt to Customer for any goods picked up for return to ensure that Customer receives a proper credit therefore. USF shall bear all risk of loss, damage, or destruction until title passes to Customer pursuant to this Section 2(e).

3.       SERVICE ARRANGEMENTS

         a. Deliveries. While USF's goal is to accommodate Customer's needs and preferences regarding delivery days and hours, the pricing of this Agreement and/or certain market transportation conditions may dictate USF's need to route deliveries for utmost efficiency. As such, while USF will review Customer's delivery preference, USF reserves the option to assign specific delivery days and/or maintain open delivery windows to Customer's locations. All such delivery designations shall be reviewed with Customer prior to the initiation of the program. USF agrees regular deliveries will not be made between the hours of 11:00 am and 2:00 pm with the exception of recoveries and off-cycles.

         b. On-Line Electronic Order Entry System. The financial evaluation of this Agreement included the efficiencies that Customer's use of USF's electronic ordering system would generate. USF's order entry system provides complete order information, including confirmation. Wherever possible, USF encourages its customers to use electronic means of ordering. The USF website is intended to provide Customer with real time visibility to Customer's standard Order Guide, the ability to order online, information on outstanding orders and historical information on past purchases. Additionally, the website is intended to allow users to search the USF catalog of products and gain access to real time pricing of items, even those not on Customer's standard Order Guide. USF agrees to provide Customer at no additional charge, use of USF's web based order entry system. However, requests to integrate USF's internet infrastructure to Customer's own or third party provided ordering system may carry additional costs not covered in this Agreement.

         While electronic ordering is a necessary economic component of this Agreement, USF recognizes that a transition period to begin ordering electronically may be necessary. Therefore, Rubio's units that are currently not utilizing USF's web based ordering system may place orders using the Customer Service department of the USF distribution center(s) assigned to your account, without any additional charge. After May 31, 2003, all orders routinely placed to USF by Rubio's outside of the USF web based system will be assessed a charge of $[***] per invoice; provided, however, that no such charge will be assessed in the event that USF's web based system is inoperable.

         c. Order/Delivery Schedule. A next day or skip-day order delivery schedule will be mutually determined to achieve optimum service levels.

         d. Special Arrangements. Should Customer request the use of a "loaner" truck, USF will make reasonable efforts to accommodate supplying a truck for special occasions. The cost associated with use of the truck, the condition of the truck and driver wages will be the responsibility of the Customer. Customer will be required to sign USF's standard hold harmless agreement prior to it use of the truck.

         e. Split Case Surcharge. USF, at Customer's request, may choose in its sole discretion, to make available products sold in units less than manufacturer's standard containers, in which case USF will upcharge an additional [***] per unit to help defray additional handling expenses and increased damage loss experience.

         f. Restocking Fee. USF may, at its option, agree to accept product returns from Customer for reasons other than USF delivery error. Such product must be unopened, full case non-perishable product, in good condition with adequate shelf life remaining to allow for resale. To defray USF's additional handling expenses for the return of such products, USF reserves the right to charge a restocking fee of [***] of the selling price. Customer returns of certain products, including but not limited to, seasonal, special order, discontinued or promotional products will not be accepted unless Customer or the vendor of such products agrees to reimburse USF for selling price and other expenses involved with such returns.

4.       PRICING STRUCTURE.

         a. Cost. The price of product to Customer shall equal USF's invoice cost (as hereinafter defined) plus the agreed upon fee per case on cost as outlined below. USF's invoice cost is defined as the manufacturer's (supplier, packer or any other vendor) delivered cost or f.o.b. unit price plus standard freight (as hereinafter defined) to USF's distribution center, less off-invoice discounts or off-invoice allowances (such off-invoice discounts or off-invoice allowances to mean manufacturer generated discounts or allowances on particular items for set periods of time and which are specifically reflected on the invoice). Invoice cost shall not be adjusted for, and Customer shall not be entitled to, promotional allowances, cash discounts, prompt pay discounts, growth programs or any other supplier incentives received by USF. Unless in-bound freight is included in vendor's delivered pricing, standard freight charges will be based on market conditions and will not exceed the freight rate normally payable by the USF distribution center for inbound shipments of regular quantity requirements of such products. Freight charges may include common or contract carrier charges by the product vendor or a carrier, and/or charges billed by USF for its freight management service. It is expressly acknowledged and agreed that USF may utilize its internal logistics or branch generated back-haul program, provided that freight cost charged to Customer does not exceed standard freight. USF retains sole responsibility for all in bound logistics activity.

         b. Price Structure. The price structure for this Agreement on the following product categories shall be:

   CATEGORY                             FEE PER CASE
   --------                             ------------
-        [***]                          $[***] flat
-        [***]                          $[***] flat
-        [***]                          $[***] flat

                           Exceptions to Above
                           Equipment and supply shall be handled as a separate contract.

The above pricing structure was generated on the basis of system wide average deliveries of $[***], as set forth on ATTACHMENT A.

         c. Price Guarantees and Adjustments. Pricing will be guaranteed for [***]. Regardless of the normal pricing cycle assigned to a product, USF reserves the right, with prior notice and as mutually agreed upon by Rubio's to immediately adjust the selling price of products when the replacement cost increases by [***] or more. Selling price will be re-established by applying the applicable fee per case amount to the increased cost.

         d. Rounding. To simplify pricing, receiving and inventory valuation, USF rounds all prices with calculated penny fractions to the next highest penny per unit of sale.

         e. Joint Buying Decisions. Will be mutually agreed upon between Rubio's and USF.

         f. Deviated Cost Programs. USF agrees to maintain deviated costing programs in its contract pricing system when deviated cost(s) has been negotiated directly between Customer and vendors. USF may impose a charge upon vendors providing deviated costing in part to help defray additional administrative, systems, financing and other costs incurred by USF in handling products subject to cost deviations. USF will only maintain those deviated cost programs documented by the vendor and communicated to USF via notice on vendor letterhead, via electronic file or by completion of a USF "Deviated Cost Program" form. The communication shall, at a minimum, contain:

                  Adequate lead time of [***] working days prior to the month to be implemented

                           i.       Program start/end dates

                           ii. Information pertaining to deviated cost type (delivered to distributor, allowance, f.o.b. origin)

                           iii. Information on specific products covered, including manufacturer product code

                           iv.      Signature of vendor representative
                                    authorized to offer program

                           v.       Vendor contact

USF will not be responsible for collection, payment or any reimbursement of monies due to Customer as a result of vendors supplying inadequate information, communication received after program start date, predated or retroactive programs. As USF acts as an administrator regarding negotiated deviated cost programs, USF will not be held liable for any vendor omissions or errors in maintaining the programs and all such related recoveries shall be from the involved vendor. Upon reaching the stated end date of a deviated costing program, based on the vendor documentation described above, USF's pricing to Customer will revert to the regular price structure as described in Section 4 above. The vendor will be responsible for supplying updates/extensions on existing programs based on the description and timing set forth above.

5. FINANCIAL. Customer payment terms are set at [***] days, subject to prior and ongoing corporate credit approval. Acceptable forms of payment include cash, wire transfer or bank draft only. Customer shall be primarily responsible for all financial obligations hereunder, irrespective of the entity to which Customer may direct that products be delivered. USF reserves the right to charge interest on all monies due beyond the agreed upon payment terms. Interest will be charged at the lower of [***]% per month or the highest rate permissible by law.

         a. Prompt Pay Incentive. Your payment terms are [***] days. If you elect to pay prior to the net due date, then USF will pay you an incentive amount based upon the following schedule:

Average Days Paid               Incentive
-----------------               ---------
Less than [***] days              [***]%

The incentive will be paid on invoices that average less than [***] days paid allowing for the processing time of the wire transfer and for the Monday banking holidays. The amount due is based on a USF electronic file transmitted each Monday for the sales of the previous Monday through Sunday (the "Applicable Sales Period"). Customer shall make weekly payments via wire transfer on the following Thursday, for the sales of the Applicable Sales Period that ended approximately one-week prior. The incentive, which will be paid within [***] days following the close of each of USF's respective monthly accounting periods, will be calculated by multiplying the incentive amount by the amount of payments received by USF that averaged less than [***] days paid during the respective monthly period. No invoice deductions will be permitted. The incentive will be paid by check.

         b.       Incentives.

                           i.       [***]

                           ii.      [***]

         c. Indemnity. Customer shall indemnify, defend and hold USF harmless from any and all claims, demands, actions, causes of action, liabilities, damages, costs and expenses (including reasonable attorneys' fees) arising from any Customer unit in any way related to the payment to Customer of any of the incentives set forth above.

         d. EDI. Rubio's shall update their EDI transmission requirements to the industry standard by May 31, 2003.

         e. Uniform Sales & Tax Certificate. Customer agrees to complete the Uniform Sales & Tax Certificate where applicable. Customer agrees to provide full and continuing disclosure to USF of the identity and legal structure of all subsidiary, affiliated and managed entities to which the provisions above are to be applied.

Notwithstanding anything contained herein or in any other agreement to the contrary, to the extent there is any change in Customer's creditworthiness or financial capabilities (which shall include Customer's failure to pay invoices within payment terms and a reasonable period of time thereafter), or to the extent Customer experiences other circumstances which affect its ability to meet the payment terms established hereunder, USF shall have the right to change the terms outlined herein including, but not limited to, Customer's payment terms and service arrangements.

6.       ACCOUNT MANAGEMENT.

         a.       Personnel.

                           i. USF will assign a Corporate Account Manager to coordinate the management of Customer's needs.

                           ii. USF will also appoint a Distribution Center Chain Account Manager to coordinate activities and ensure program integrity at the unit level.

                           iii. Each participating Distribution Center will assign a non-commissioned telephone Customer Service Representative to Customer.

                           iv. USF's corporate headquarters in Columbia, Maryland will serve as a resource for all Distribution Centers involved in this program.

         b. Program Review. The parties shall conduct quarterly, semi-annual or annual review as agreed by the parties to discuss and monitor the implementation of this program and evaluate ways of improving its day to day operation and achieving additional operational and cost efficiencies. Participants in such reviews shall include Customer's designated representative and USF's National Account representatives, together with other representatives of both parties as mutually agreed. Should the results of the review reveal that the parameters of the Program are significantly different than those outlined on Attachment A, USF reserves the right to propose a new program, including mark-up structure, service arrangements and credit terms, or terminate the Agreement pursuant to the terms of Section 8(d).

         c. MIS Capabilities. Various computer generated reports are available to Customer upon request utilizing USF's data programs and formats. Reports may be printed or supplied electronically on a monthly and/or quarterly basis. Reports consisting of product usage, sales volume, delivery size, and vendor allocation are considered industry standard and may be provided upon Customer request.

         7. PRICE VERIFICATION. Upon no less than [***] weeks written notice and during regular business hours, but no more frequently than once every [***] months, Customer may examine documentation to support pricing of products sold to Customer pursuant to this Agreement; provided, however, that any such verification shall be limited to no more than [***] items with [***] per item. If such documentation is unavailable at the distribution center office, USF's computer generated reports will be made available at the distribution center office or the audit may be conducted at USF's headquarters, at USF's option. The invoice date to be verified shall be limited to a date within the [***] weeks immediately preceding such verification. Certain vendors/suppliers provide USF with electronic statements as the billing mechanism. In such instance, these vendor electronic files will be considered valid audit tools.

         a. Only USF and Customer management personnel will participate in the price verification process set forth in this Section 7. Customer shall take all reasonable steps to maintain the confidentiality of information provided by USF. In the rare circumstance where Customer and USF agree that Customer may utilize the services of an outside consultant to aid Customer in the price verification, said consultant shall be required to execute a confidentiality agreement in favor of USF containing terms reasonably acceptable to USF as a condition to the consultant's participation in the price verification. USF reserves the right of final approval for the use of any outside consultant, such approval not to be unreasonably withheld.

         b. Credit or debit memos for any uncontested adjustments determined by a price verification process will be processed at Customer's direction within one (1) week. c. Price verification audits will not be scheduled at a time which would interfere with USF year end accounting activities.

         d. Any monies due Customer from the price verification process will be offset by all monies due USF that are beyond the agreed upon credit terms.

         e. Pricing discrepancies found outside of the audit process will be handled separately. Additionally, pricing verification shall be limited to a date within the [***] weeks immediately preceding such verification.

8.       TERM AND TERMINATION.

         a. The term of this Agreement shall commence on January 27, 2003 and shall continue for a period of five (5) years through January 27, 2008 and shall be renewably each year thereafter, unless sooner terminated in accordance with the provisions hereof.

         b. Upon the occurrence of a Breach (as defined below) of this Agreement, the non-breaching party may terminate this Agreement, at its option and upon written notice of termination to the breaching party, and except as provided herein, may seek any and all remedies available at law or in equity in connection with the Breach.

         c.       A Breach of this Agreement is defined as:

                           (i) USF's or Customer's, as the case may be, failure to perform any material term, covenant or agreement contained herein or in any document or instrument delivered pursuant to or in connection with this Agreement, which failure continues uncured for [***] days after written notice of such failure has been delivered by the non-breaching party; provided, however, that if written notice of a similar failure has previously been provided during the preceding [***] months, the cure period shall be [***] days; provided, further, that there shall be [***] days to cure failure by Customer to make timely payments in accordance with the payment terms established in Section 5 above; or

                           (ii) USF's or Customer's, as the case may be, application for or consent to the appointment of a receiver, custodian, trustee or liquidator; inability to pay its debts as such debts become due; general assignment for the benefit of its creditors; commencement of a voluntary case under the United States Bankruptcy Code; filing of a petition seeking to take advantage of any other law of any jurisdiction relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts or commencement by a third party of a proceeding seeking any similar relief under any law of any jurisdiction relating to bankruptcy, insolvency, reorganization, winding-up, or readjustment of its debts, and such proceeding shall continue undismissed for a period of sixty (60) days.

         d. Notwithstanding anything contained herein to the contrary, either party may terminate this Agreement without cause upon [***] days prior written notice.

9. CONFIDENTIALITY. USF and Customer agree that all information as to source, quantity, and price of goods and services disclosed or obtained in connection with this Agreement and the performance of this Agreement shall be maintained in confidence and shall not be released to any private third party for any reason whatsoever other than pursuant to a validly issued subpoena from a court or governmental authority having jurisdiction over the party, pursuant to the rules, regulations or requirements of any state or federal agency or department or pursuant to a discovery request made under applicable court rules and to which the party is required to respond.

10. WARRANTY AND LIMITATION OF LIABILITY. USF shall use reasonable efforts to obtain warranties or representations from its suppliers that the goods to be furnished hereunder are pure, unadulterated, and of first rate quality and that they shall be merchantable and fit for the ordinary purpose for which they are intended. EXCEPT AS SPECIFICALLY SET FORTH IN THIS SECTION 10, ALL WARRANTIES, GUARANTEES, AND REPRESENTATIONS, EITHER EXPRESSED OR IMPLIED, WHETHER ARISING UNDER ANY STATUTE, COMMON LAW, USAGE OF TRADE, COURSE OF DEALING OR OTHERWISE, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY EXCLUDED. USF SHALL IN NO WAY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY OR RELIANCE DAMAGES, EVEN IF USF IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

11. NOTICE. All notices required or permitted to be given hereunder shall be in writing and sent by an overnight delivery service, or by United States registered or certified mail, postage prepaid, return receipt requested, addressed to the parties as follows:

         TO CUSTOMER:                                 TO USF:
         _______________________                      _______________________
         _______________________                      _______________________
         _______________________                      _______________________
         Attn:___________________                     Attn:__________________

                                                      With Copy to:
                                                      U.S. Foodservice
                                                      9755 Patuxent Woods Drive
                                                      Columbia, MD  21046
                                                      Attn: Mr. Mark Natale
                                                      Senior Vice President -
                                                      Business Development

Or to such other addresses as the parties may direct by notice given as herein above provided. Notice shall be deemed given when received as evidenced by the return receipt or the date such notice is first refused, if that be the case.

12.      MISCELLANEOUS.

         a. Entire Agreement. This Agreement constitutes the entire agreement between the parties and may not be modified except by an agreement in writing executed by the party hereto against whom the modification is sought to be enforced. This Agreement supersedes all prior agreements between the parties hereto governing the supply of products to the Customer and the Customer units to be supplied hereunder, and all purchase orders submitted after the effective date hereof shall be subject to the terms of this Agreement, conflicting terms contained in any invoice to the contrary notwithstanding.

         b. Force Majeure. Neither party will be in default in the performance of its obligations under this Agreement if such performance is prevented or delayed because of war, hostilities, revolution, civil commotion, strike, labor dispute, epidemic, shortage in supply, fire, wind, earthquake or flood, use of any law, order, proclamation, regulation or ordinance of any government, or of any subdivision thereof, because of Acts of God or for any other cause, whether similar or dissimilar to those enumerated, that is beyond the reasonable control and without the fault or negligence of the party whose performance is affected. If a force majeure event prevents USF from supplying all of the product needs of its customers, USF shall allocate such product as is available to USF among its customers in such manner as USF reasonably determines. No force majeure event shall excuse Customer from its payment obligations contained herein.

         c. Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland without reference to the conflicts of laws principles thereof.

         d. Attorney's Fees. In the event this Agreement is breached, the breaching party shall pay any and all reasonable attorney's fees and relevant costs incurred by the non-breaching party as a result of the breach.



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

         e. Assignment. This Agreement may not be assigned by either party without the prior written consent of the other, which consent shall not be unreasonably withheld; provided, however, that USF may assign this Agreement to any current or after-acquired affiliate without the consent of Customer if such assignment has no operational affect with respect to the distribution centers servicing this Agreement. In the event this Agreement is assigned, the assignor shall in no event be relieved of or be released from its obligations contained herein. USF may assign any accounts receivable due from Customer hereunder to any third party.

         f. No Agency. Nothing contained in this Agreement shall be construed or interpreted as creating an agency, partnership, co-partnership or joint venture relationship between the parties.

         g. Non-Discrimination. USF is an equal opportunity employer. It is the policy of USF to comply with all applicable state and federal laws prohibiting discrimination in employment based on race, age, color, sex, national origin, disability, religion or other protected classification. Customer acknowledges that it is also an equal opportunity employer and that it will comply with all applicable state and federal laws prohibiting discrimination in employment based on race, age, color, sex, national origin, disability, religion or other protected classification.

As evidence of this Agreement:

CUSTOMER

By: /s/ Sheri L. Miksa                            Date: March 14, 2003
   -------------------------------------
Name: Sheri L. Miksa

Title:   President and COO
Company:   Rubio's Restaurants, Inc.

U.S. FOODSERVICE, INC.

By: /s/ Dean Baldwin                              Date: March 14, 2003
   -------------------------------------
Name: Dean Baldwin

Title: Regional Vice President



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

                                                                  ATTACHMENT "A"

SUMMARY OF ASSUMPTIONS

Minimum of [***]% of purchases to be directed to USF
Average dollar per delivery: $[***]
Annual purchases: $[***]
Deliveries per unit per week: [***]
Number of units: [***]
Servicing divisions: [***]
Number of proprietary items: [***]
Credit terms: [***]
CIS requirements:__________________________

Should on-going performance review reveal significant differences from our assumptions, the specific cause of the difference will be identified and the parties will agree on a plan of action to either correct the cause or modify the program, as necessary.

List of Customer units



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

                                                                  ATTACHMENT "B"

                          [U.S. FOODSERVICE (TM) LOGO]

NEW PRODUCT/SPECIAL ORDER NOTIFICATION AND AGREEMENT

________________________________________________("Customer") requests U.S.
Foodservice, Inc., d/b/a U.S. Foodservice ("USF") to stock on a regular basis the following product which is not presently in inventory at USF's distribution center:

Product:________________________________Pack Size:______________________________

Mfg. ID Code:_____________________________Cost:_________________________________

Minimum Shipment:______________________Case Cube:_______________________________

Case Gross Wgt.:________________________Net Wgt.:_______________________________

Date Product Needed:__________________Sequence No.:_____________________________

Initial Order:___________________Estimated Monthly Usage:_______________________

If replacing another product, what item:____________________Code #______________

Is this product restricted to selective units?_____If so, please identify:______

USF Division Involved:____________________Representative:_______________________

Order Guides Affected: Hotels______F.S.M.______Hospital______Education__________

Additional Instructions:________________________________________________________

Customer will be responsible for the disposition of items showing no movement for [***] days ("Dead Inventory"). If such Dead Inventory is not distributed within [***] days thereafter, at Customer's option (1) Customer shall purchase all such Dead Inventory or (2) advise USF how to dispose of such products with USF being reimbursed for any loss on the cost of said product that is returned to vendors or disposed of in any manner other than distribution through normal channels. If said product is distributed through normal channels, the normal mark-up will apply. Customer will be responsible for re-stocking charges or freight cost incurred in connection with Dead Inventory.

In the event the Master Distributor Agreement is terminated for any reason, Customer will remain liable for the products specified above and purchased at its direction. In such instance, Customer will coordinate the transfer of such products to the new distributor in the time frames provided for in the Agreement, or make full payment to USF for such products, within [***] days of Agreement termination.

                                                  ______________________________
                                                  By:
                                                  Its:



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